UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 14, 2022
SomaLogic, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40090	85-4298912
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2945 Wilderness Place, Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (303) 625-9000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	SLGC	The NASDAQ Stock Market LLC
Warrants, each exercisable for one share of Class A common stock at an exercise price of $11.50 per share	SLGCW	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition.
On November 14, 2022, SomaLogic, Inc. issued a press release announcing results for the third quarter ended September 30, 2022. A copy of the press release is furnished with this report as Exhibit 99.1.
The information contained in this Current Report, including Exhibit 99.1, is being furnished to the Securities and Exchange Commission and, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01    Financial Statements and Exhibits.

Exhibit Number	Exhibit Description

99.1	Press release issued November 14, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 14, 2022	SomaLogic, Inc.

	By:	/s/ Roy Smythe
	Name:	Roy Smythe
	Title:	Chief Executive Officer